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                                                                   EXHIBIT 10.1

                             AMENDMENT NO. 1 TO THE
                DEFERRED COMPENSATION PLAN OF THE BERKSHIRE BANK

         WHEREAS, The Berkshire Bank (the "Bank") sponsors and maintains the Deferred Compensation Plan of The Berkshire Bank (the "Plan"); and

         WHEREAS, the Bank deems it appropriate to amend the Plan's method of calculating bookkeeping earnings on accounts under the Plan; and

         WHEREAS, Article VII of the Plan reserves to the Board of Directors of the Company the right to amend the Plan at any time and from time to time.

         NOW, THEREFORE, the Plan is hereby amended, effective as of July 1, 2006, as follows:

                                      FIRST

         Section 2.9 of the Plan shall be amended in its entirety to read as follows:

"2.9 'Earnings Rate' means, with respect to a particular Valuation Date or the day preceding the payment date, as applicable, the highest deposit rate paid by the Company on its generally available interest bearing accounts (not time deposits) on the prior Valuation Date."

                                     SECOND

         Section 2.15 of the Plan shall be amended in its entirety to read as follows:

"2.15 'Valuation Date' means June 30th and December 31st of each Plan Year."

                                      THIRD

         Section 4.3 of the Plan shall be amended in its entirety to read as follows:

"4.3 'Earnings on Accounts'. As of each Valuation Date beginning with the Valuation Date December 31, 2006, each Participant's Deferred Compensation Account shall be credited with the applicable Earnings Rate. In the event that all or a portion of a Participant's Deferred Compensation Account becomes payable on a day other than a Valuation Date, on the day preceding the payment date, the Participant's Deferred Compensation Account shall be credited with the applicable Earnings Rate. If an amount has been credited to a Participant's Deferred Compensation Account for less than one year, the applicable Earnings Rate shall be prorated accordingly. Each Participant shall be notified annually in writing of the balance in his or her Deferred Compensation Account. The Administrator's determination shall be final and binding with respect to the valuation of Deferred Compensation Accounts."

                                     FOURTH

         Except as amended herein, the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned being duly authorized, has executed this Amendment as evidence of its adoption.


                                            THE BERKSHIRE BANK


Date: August 17, 2006                 Name: /s/ David Lukens
                                            ----------------------------
                                            David Lukens
                                            Executive Vice President and
                                            Chief Financial Officer





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